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                                                                    EXHIBIT 3.49

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 08/30/2000
   001438406 - 3281291

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                               AMERIPATH TEXAS, LP

     This Certificate of Limited Partnership of AMERIPATH TEXAS, LP (the "Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (6 Del. Code Section 17-101 ET SEQ).

                                   ARTICLE ONE

     The name of the Partnership is AMERIPATH TEXAS, LP.

                                   ARTICLE TWO

     The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, New Castle County, Wilmington, Delaware 19805, and the name and address of the Partnership's registered agent far service of process in the State of Delaware is Corporation Service Company, 1013 Centre Road, New Castle County, Wilmington, Delaware 19805.

                                  ARTICLE THREE

     The name and business address of the sole general partner of the Partnership is API NO.1, LLC, 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404.

                                  ARTICLE FOUR

     This Certificate of Limited Partnership shall be effective 2:00 p.m, (Wilmington, Delaware time) on August 30, 2000.

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     IN WITNESS WHEREOF, the undersigned, the sole general partner of tlw
Partnership, has caused this Certificate of Limited Partnership to be executed on this 30th day of August, 2000.


                             API NO. 1, LLC, its General Partner


                             By:   /s/ Robert P. Wynn
                                 -----------------------------------------------
                                 Name:   Robert P. Wynn
                                 Title:  Vice President, Secretary and Treasurer

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